UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2019

CONMED CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
525 French Road
Utica, New York 13502
(Address of principal executive offices, including zip code)
(315) 797-8375
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On February 11, 2019, CONMED Corporation (“CONMED”), filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the completion of its acquisition of Buffalo Filter, LLC (“Buffalo Filter”), pursuant to the Securities Purchase Agreement, dated as of December 13, 2018, by and among CONMED and Filtration Group LLC. This Current Report on Form 8-K/A amends Item 9.01(a) and 9.01(b) of the Original Form 8-K to provide financial statements and pro forma financial information required by such items, respectively. The remainder of the Original Form 8-K is not hereby amended.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
The audited financial statements of Buffalo Filter, LLC as of and for the year ended December 31, 2018, are filed hereto as Exhibit 99.1 and incorporated into this Item 9.01(a) by reference.

(b)	Pro Forma Financial Information
The unaudited pro forma condensed combined financial information as of and for the year-ended December 31, 2018 are filed hereto as Exhibit 99.2 and incorporated into this Item 9.01(b) by reference.

(d)	Exhibits

99.1	Buffalo Filter, LLC’s audited annual financial statements as of and for the year ended December 31, 2018, and the notes related thereto.

99.2
Unaudited Pro Forma Condensed Combined Balance Sheet of CONMED Corporation and Buffalo Filter, LLC as of December 31, 2018, Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income of CONMED Corporation and Buffalo Filter, LLC for the year-ended December 31, 2018, and the notes related thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Todd W. Garner
Name:	Todd W. Garner
Title:	Executive Vice President and
Chief Financial Officer
Date: April 25, 2019